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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-63837, 333-48969, 333-35193, 333-24621, 33-74780 and 33-90976 of Health Net, Inc. on Form S-8 of our report dated February 12, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of Health Net, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Los Angeles, California
March 18, 2002

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT